UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

JMG EXPLORATION, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-32438 (Commission File Number)	20-1373949 (IRS Employer Identification No.)

2600, 500-4th Avenue S.W.
Calgary, Alberta Canada T2P 2V6
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (403) 263-0262

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principles Officers; Election of Directors; Appointment of Principal Officers.

Joseph Skeehan will become acting President and CEO effective July 1, 2006. Mr. Skeehan has been a director since August 2004.  He has been the owner of Skeehan & Company, a professional service corporation that engages in accounting, finance and consulting services to small to mid-sized companies and organizations primarily in Southern California since 1980.  Skeehan & Company is registered with the SEC Practice Division of the AICPA.  He has been a Certified Public Accountant since 1978 and received a Bachelor of Science degree from California Polytechnic State University, San Luis Obispo in 1976.

As of July 1, 2006, Don Wells will assume the role of Chairman of the Audit Committee which was previously held by Mr. Skeehan and Tom Jacobsen will also join the Audit Committee. Mr. Skeehan, Mr. Wells and Mr. Jacobsen are all current members of the Board of Directors.

In addition, David Ho will become the acting CFO of JMG effective July 1, 2006. Mr. Ho is currently the CFO of JED Oil Inc. Mr. Ho was previously the Controller of Aquest Energy Ltd, a Toronto Stock Exchange listed junior oil and gas company from December 2004 until August 2006. In March 2002 , Mr. Ho took on the role of Controller of Coastal Energy, a private junior Canadian oil and gas organization. Mr. Ho graduated with a Bachelors of Commerce degree majoring in Accounting from the University of Calgary in 1991, then articled with Coopers & Lybrand where he obtained his Chartered Accountant designation in 1994. While in public practice, Mr. Ho provided financial reporting and audit advisory services to public and private exploration and development enterprises in the oil & gas industry.

The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events

The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits

Exhibits

Number 99.1	Description Press Release dated June 30, 2006

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JMG EXPLORATION, INC. (Registrant)

Dated: June 30, 2006	By: ”signed Marcia Johnston” Title: General Counsel